Exhibit 23

Consent of Independent Registered Public Accounting Firm

                We consent to the incorporation by reference in this Annual Report (Form 10-K) of McCormick & Company, Incorporated and subsidiaries of our reports dated January 25, 2005, with respect to the consolidated financial statements of McCormick & Company, Incorporated and subsidiaries, management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting, included in the 2004 Annual Report to Shareholders of McCormick & Company, Incorporated.

                Our audits also included the financial statement schedule of McCormick & Company, Incorporated and subsidiaries listed in Item 15(a).  This schedule is the responsibility of the Company’s management.  Our responsibility is to express an opinion based on our audits.  In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                We also consent to the incorporation by reference in the following Registration Statements of McCormick & Company, Incorporated and in the related Prospectuses (if applicable):

Form	Registration Number	Date Filed
S-8	333-114094	3/31/2004
S-8	333-104084	3/28/2003
S-3/A	333-46490	1/23/2001
S-8	333-93231	12/21/99
S-8	333-74963	3/24/99
S-3	333-47611	3/9/98
S-8	333-23727	3/21/97
S-3	33-66614	7/27/93
S-3	33-40920	5/29/91
S-8	33-33724	3/2/90
S-3	33-32712	12/21/89
S-3	33-24660	3/16/89
S-3	33-24659	9/15/88
S-8	33-24658	9/15/88

of our report dated January 25, 2005, with respect to the consolidated financial statements incorporated herein by reference, our report dated January 25, 2005, with respect to management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting, incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of McCormick & Company, Incorporated.

/s/ Ernst & Young LLP

Baltimore, Maryland
January 25, 2005